Exhibit D

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is, and any further amendments to the Schedule 13D originally filed on May 23, 2008, and signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: January 18, 2013

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert K. Reeves

Name:	Robert K. Reeves
Title:	Senior Vice President, General Counsel and Chief Administrative Officer

WESTERN GAS RESOURCES, INC.

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	Senior Vice President and Chief Financial Officer

WESTERN GAS EQUITY HOLDINGS, LLC

By:	/s/ Benjamin M. Fink

Name:	Benjamin M. Fink
Title:	Senior Vice President, Chief Financial Officer and Treasurer

WESTERN GAS EQUITY PARTNERS, LP

By:	WESTERN GAS EQUITY HOLDINGS, LLC
its general partner

By:	/s/ Benjamin M. Fink

Name:	Benjamin M. Fink
Title:	Senior Vice President, Chief Financial Officer and Treasurer

WESTERN GAS HOLDINGS, LLC

By:	/s/ Benjamin M. Fink

Name:	Benjamin M. Fink
Title:	Senior Vice President, Chief Financial Officer and Treasurer